Exhibit 99

Marriott International, Inc. Corporate Headquarters

NEWS

CONTACT:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS FIRST QUARTER 2012 RESULTS

FIRST QUARTER HIGHLIGHTS

•	Diluted earnings per share (EPS) totaled $0.30, a 30 percent increase over prior year adjusted results;

•	Worldwide comparable systemwide REVPAR rose 6.8 percent using constant dollars. Average daily rate rose 3.5 percent using constant dollars;

•

At the end of the first quarter, the company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development increased to approximately 115,000 rooms, including over 51,000 rooms outside North America;

•	Over 3,200 rooms opened during the quarter, including nearly 950 rooms converted from competitor brands and nearly 1,200 rooms in international markets;

•

Marriott repurchased 4.2 million shares of the company’s common stock for $150 million during the quarter. Year-to-date through April 17, 2012, the company repurchased 6.7 million shares for $245 million;

•

For comparable Marriott Hotels & Resorts properties in North America, room revenue from negotiated special corporate business rose over 9 percent in the first quarter. Group room revenue at comparable hotels increased approximately 6 percent;

•

At quarter-end, group room revenue bookings for North American comparable Marriott Hotels & Resorts properties for the remainder of 2012 are over 11 percent higher than for such bookings at the end of the 2011 first quarter;

•	For full year 2012, Marriott expects comparable systemwide REVPAR on a constant dollar basis to increase 6 to 8 percent in North America, outside North America and worldwide.

BETHESDA, MD – April 18, 2012—Marriott International, Inc. (NYSE: MAR) today reported first quarter 2012 results.

FIRST QUARTER 2012 RESULTS

First quarter 2012 net income totaled $104 million, an 18 percent increase compared to first quarter 2011 adjusted net income. Diluted EPS totaled $0.30, a 30 percent increase from adjusted diluted EPS in the year-ago quarter. On February 15, 2012, the company forecasted first quarter diluted EPS of $0.26 to $0.30.

Reported net income totaled $104 million in the first quarter of 2012 compared to $101 million in the year-ago quarter. Reported diluted EPS was $0.30 in the first quarter of 2012 compared to $0.26 in the first quarter of 2011.

Adjusted net income and adjusted diluted EPS for the first quarter of 2011 exclude $21 million ($13 million after-tax and $0.03 per diluted share) of timeshare spin-off adjustments. Timeshare spin-off adjustments include items such as the removal of timeshare business operating results and spin-off transaction costs, as well as the addition of license fees and other related items as if the spin-off had occurred on the first day of fiscal 2011. See page A-1 for first quarter 2011 reported results, the timeshare spin-off adjustments and adjusted results.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “Results were terrific in the first quarter of 2012. There is tremendous strength in global travel today; travelers are on the road, attending meetings, making sales calls and taking family vacations.

“Group business strengthened in the first quarter with increasing occupancy, room rates and greater group spend on food, beverage and other services. Transient business was also strong. Revenue from special corporate guests increased over 9 percent in the quarter with increasing room rates. Our largest customers tell us they expect to travel more in 2012.

“Industry supply growth continues to be a great story, especially in the U.S. where the dearth of construction starts signals favorable market conditions for the next few years. At the same time, our worldwide development pipeline increased to 115,000 rooms in the first quarter as we continue to increase our global market share.

“Our balance sheet continues to be in great shape. With strong cash flow, we are investing in our business while returning significant cash to our shareholders through dividends and share repurchases.”

For the 2012 first quarter, REVPAR for worldwide comparable systemwide properties increased 6.8 percent (a 6.7 percent increase using actual dollars).

International comparable systemwide REVPAR rose 5.9 percent (a 5.3 percent increase using actual dollars), including a 2.7 percent increase in average daily rate (a 2.1 percent increase using actual dollars) in the first quarter of 2012.

In North America, comparable systemwide REVPAR increased 6.9 percent in the first quarter of 2012, including a 3.6 percent increase in average daily rate. REVPAR for comparable systemwide North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels) increased 7.1 percent with a 3.5 percent increase in average daily rate. REVPAR for comparable systemwide North American limited-service hotels (including Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites and Fairfield Inn & Suites) increased 6.7 percent in the first quarter with a 3.6 percent increase in average daily rate.

Marriott added 24 new properties (3,234 rooms) to its worldwide lodging portfolio in the 2012 first quarter, including three Autograph Collection hotels in the United States, two Courtyards in France and the Residence Inn Manama Juffair in Bahrain. Ten properties (2,487 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed 3,732 properties and timeshare resorts for a total of nearly 644,000 rooms. The company expects to add 25,000 to 30,000 rooms and expects 7,000 to 8,000 rooms to exit the system in 2012.

The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled 700 properties with approximately 115,000 rooms at quarter-end.

MARRIOTT REVENUES totaled over $2.5 billion in the 2012 first quarter compared to adjusted revenues of over $2.4 billion for the first quarter of 2011. Base management fees rose 3 percent to $124 million over prior year adjusted levels reflecting higher REVPAR and the unfavorable impact of $3 million of fee reversals at two hotels due to contract revisions. Franchise fees rose 8 percent to $126 million over prior year adjusted levels reflecting higher REVPAR and fees from new hotels. In the first quarter, 29 percent of worldwide company-managed hotels earned incentive management fees compared to 25 percent in the year-ago quarter.

Worldwide comparable company-operated house profit margins increased 120 basis points in the first quarter. House profit margins for comparable company-operated properties outside North America increased 70 basis points and North American comparable company-operated house profit margins increased 130 basis points from the year-ago quarter.

Owned, leased, corporate housing and other revenue, net of direct expenses, increased 10 percent in the 2012 first quarter, to $22 million, largely due to improved operating results at leased hotels, partially offset by lower termination fees.

GENERAL, ADMINISTRATIVE and OTHER expenses for the 2012 first quarter increased 4 percent to $147 million, compared to adjusted expenses of $141 million in the year-ago quarter.

INTEREST INCOME totaled $4 million in the first quarter compared to adjusted interest income of $7 million in the year-ago quarter. The decline in interest income was primarily due to repayments of notes receivable.

EQUITY IN EARNINGS (LOSSES) totaled a $1 million loss in the quarter compared to a $4 million loss in the year-ago quarter. The decline in equity losses largely reflected the improved performance of hotels in two joint ventures.

Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)

EBITDA totaled $215 million in the 2012 first quarter, a 9 percent increase over 2011 first quarter adjusted EBITDA of $197 million. See page A-6 for the EBITDA and adjusted EBITDA calculations.

BALANCE SHEET

At the end of the first quarter 2012, total debt was $2,527 million and cash balances totaled $290 million, compared to $2,171 million in debt and $102 million of cash at year-end 2011.

During the first quarter, the company issued $600 million of Series K bonds due in 2019 with a 3 percent interest rate coupon. The company expects to use the net proceeds for general corporate purposes.

COMMON STOCK

Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 344.6 million in the 2012 first quarter compared to 381.8 million in the year-ago quarter.

The company repurchased 4.2 million shares of common stock in the first quarter at a cost of $150 million. Year-to-date through April 17, 2012, Marriott repurchased 6.7 million shares of its stock for $245 million. The remaining share repurchase authorization, as of April 17, 2012, totaled 33.8 million shares.

SECOND QUARTER 2012 OUTLOOK

For the second quarter, the company expects comparable systemwide REVPAR on a constant dollar basis will increase 6 to 8 percent in North America, outside North America and worldwide.

2012 OUTLOOK

The company expects full year 2012 comparable systemwide REVPAR on a constant dollar basis will increase 6 to 8 percent in North America, outside North America and worldwide.

The company expects to open 25,000 to 30,000 rooms in 2012 as most hotels expected to open are already under construction or undergoing conversion from other brands.

For 2012, assuming a strong U.S. dollar and modest fee revenue growth in hotels in Washington, DC, the company expects full year fee revenue could total $1,425 million to $1,465 million, growth of 9 to 12 percent over 2011 adjusted total fee revenue of $1,307 million. The company expects owned, leased, corporate housing and other revenue, net of direct expense, could total $140 million to $145 million in 2012.

For 2012, the company expects general, administrative and other expenses to total $660 million to $670 million, an increase of 3 to 4 percent over 2011 adjusted expenses of $643 million.

Given these assumptions, 2012 diluted EPS could total $1.58 to $1.69.

	Second Quarter 2012	Full Year 2012
Total fee revenue	$345 million to $355 million	$1,425 million to $1,465 million
Owned, leased, corporate housing and other revenue, net of direct expenses	$35 million to $40 million	$140 million to $145 million
General, administrative and other expenses	Approx $150 million	$660 million to $670 million
Operating income	$230 million to $245 million	$895 million to $950 million
Gains and other income	Approx $0 million	Approx $10 million
Net interest expense[1]	Approx $30 million	Approx $110 million
Equity in earnings (losses)	Approx $0 million	Approx $(5) million
Earnings per share	$0.39 to $0.43	$1.58 to $1.69
Tax rate		33.0 percent

[1]	Net of interest income

The company expects investment spending in 2012 will total approximately $600 million to $800 million, including approximately $100 million for maintenance capital spending. Investment spending will also include other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments. Assuming this level of investment spending, roughly $1 billion could be returned to shareholders through share repurchases and dividends.

Based upon the assumptions above, full year 2012 EBITDA is expected to total $1,105 million to $1,160 million, an 11 to 17 percent increase over the prior year’s adjusted EBITDA. Adjusted EBITDA for full year 2011 totaled $992 million and is shown on page A-7.

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, April 19, 2012 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until April 19, 2013.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 62456951. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, April 19, 2012 until 8 p.m. ET, Thursday, April 26, 2012. To access the replay, call 404-537-3406. The reservation number for the recording is 62456951.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add in the future; our expectations about investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent annual report on Form 10-K or quarterly report on Form 10-Q. Risks that could affect forward-looking statements in this press release include changes in market conditions; the continuation and pace of the economic recovery; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; and the availability of capital to finance hotel growth and refurbishment. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of April 19, 2012. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NYSE: MAR) is a leading lodging company based in Bethesda, Maryland, USA with more than 3,700 properties in 73 countries and territories and reported revenues of over $12 billion in fiscal year 2011. The company operates and franchises hotels and licenses vacation ownership resorts under 18 brands, including Marriott Hotels & Resorts, The Ritz-Carlton, JW Marriott, Bulgari, EDITION, Renaissance, Autograph Collection, AC Hotels by Marriott, Courtyard, Fairfield Inn & Suites, SpringHill Suites, Residence Inn, TownePlace Suites, ExecuStay, Marriott Executive Apartments, Marriott Vacation Club, Grand Residences by Marriott, and The Ritz-Carlton Destination Club. There are approximately 300,000 employees at headquarters, managed and franchised properties. Marriott is consistently recognized as a top employer and for its superior business operations, which it conducts based on five core values: put people first, pursue excellence, embrace change, act with integrity, and serve our world. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.

PRESS RELEASE SCHEDULES

QUARTER 1, 2012

TABLE OF CONTENTS

Consolidated Statements of Income	A-1

Total Lodging Products	A-3

Key Lodging Statistics	A-4

EBITDA and Adjusted EBITDA	A-6

EBITDA and Adjusted EBITDA Forecast	A-7

Adjusted Pretax Margin and EBITDA Margin Excluding Adjusted Reimbursed Costs	A-8

Adjusted 2011 EPS Including Timeshare Spin-off Adjustments, Other Charges and Certain Tax Items	A-9

Adjusted Fee Revenue and Adjusted General, Administrative and Other Expenses	A-10

Non-GAAP Financial Measures	A-11

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED CONSOLIDATED STATEMENTS OF INCOME

FIRST QUARTER 2012 AND 2011

(in millions, except per share amounts)

	As Reported 12 Weeks Ended March 23, 2012	As Reported 12 Weeks Ended March 25, 2011	Timeshare Spin-off Adjustments [9]	As Adjusted 12 Weeks Ended March 25, 2011**	Percent Better (Worse) 2012 vs. Adjusted 2011

REVENUES
Base management fees	$124	$134	$(14)	$120	3
Franchise fees	126	103	14	117	8
Incentive management fees	50	42	—	42	19
Owned, leased, corporate housing and other revenue [1]	217	224	—	224	(3)
Timeshare sales and services [2]	—	276	(276)	—	—
Cost reimbursements [3]	2,035	1,999	(62)	1,937	5

Total Revenues	2,552	2,778	(338)	2,440	5

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	195	204	—	204	4
Timeshare - direct	—	225	(225)	—	—
Reimbursed costs	2,035	1,999	(62)	1,937	(5)
General, administrative and other [5]	147	159	(18)	141	(4)

Total Expenses	2,377	2,587	(305)	2,282	(4)

OPERATING INCOME (LOSS)	175	191	(33)	158	11

Gains and other income [6]	2	2	—	2	—
Interest expense	(33)	(41)	9	(32)	(3)
Interest income	4	4	3	7	(43)
Equity in losses [7]	(1)	(4)	—	(4)	75

INCOME (LOSS) BEFORE INCOME TAXES	147	152	(21)	131	12

(Provision) benefit for income taxes	(43)	(51)	8	(43)	—

NET INCOME (LOSS)	$104	$101	$(13)	$88	18

EARNINGS (LOSSES) PER SHARE - Basic
Earnings (losses) per share [8]	$0.31	$0.27	$(0.04)	$0.24	29

EARNINGS (LOSSES) PER SHARE - Diluted
Earnings (losses) per share [8]	$0.30	$0.26	$(0.03)	$0.23	30

Basic Shares	333.7	367.1	367.1	367.1
Diluted Shares	344.6	381.8	381.8	381.8

See page A-2 for footnote references.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

**		Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees, branding fees and other revenue.
[2]	–	Timeshare sales and services includes total timeshare revenue except for base management fees and cost reimbursements.
[3]	–	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.
[5]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[6]	–	Gains and other income includes gains and losses on: the sale of real estate, note sales or repayments (except timeshare note securitizations), the sale or other-than-temporary impairment of joint ventures and investments, debt extinguishments, and income from cost method joint ventures.
[7]	–	Equity in losses includes our equity in losses of unconsolidated equity method joint ventures.
[8]	–	Earnings per share plus adjustment items may not equal earnings per share as adjusted due to rounding.
[9]	–	The adjusted consolidated statements of income are presented as if the Timeshare spin-off had occurred on January 1, 2011.

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS 1

	Number of Properties			Number of Rooms/Suites
Brand	March 23, 2012	March 25, 2011	vs. March 25, 2011	March 23, 2012	March 25, 2011	vs. March 25, 2011

Domestic Full-Service
Marriott Hotels & Resorts	351	356	(5)	142,078	143,876	(1,798)
Renaissance Hotels	80	80	—	29,229	28,892	337
Autograph Collection	20	14	6	5,815	3,954	1,861
Domestic Limited-Service
Courtyard	807	798	9	113,692	112,041	1,651
Fairfield Inn & Suites	670	648	22	60,680	58,542	2,138
SpringHill Suites	288	273	15	33,821	31,961	1,860
Residence Inn	597	597	—	72,078	72,030	48
TownePlace Suites	202	193	9	20,248	19,409	839
International
Marriott Hotels & Resorts	202	199	3	61,968	61,338	630
Renaissance Hotels	74	71	3	23,730	23,297	433
Autograph Collection	5	—	5	548	—	548
Courtyard	111	102	9	21,777	20,258	1,519
Fairfield Inn & Suites	13	10	3	1,568	1,235	333
SpringHill Suites	2	1	1	299	124	175
Residence Inn	22	18	4	3,028	2,559	469
TownePlace Suites	1	1	—	105	105	—
Marriott Executive Apartments	24	23	1	3,826	3,775	51
Luxury
The Ritz-Carlton - Domestic	39	39	—	11,587	11,587	—
The Ritz-Carlton - International	39	36	3	11,996	10,941	1,055
Bulgari Hotels & Resorts	2	2	—	117	117	—
Edition	1	2	(1)	78	431	(353)
The Ritz-Carlton Residential	34	29	5	3,838	3,309	529
The Ritz-Carlton Serviced Apartments	4	4	—	579	579	—
Unconsolidated Joint Ventures
AC Hotels by Marriott	75	68	7	7,976	7,143	833
Autograph Collection	5	4	1	350	278	72
Timeshare [2]	64	71	(7)	12,932	13,045	(113)

Total	3,732	3,639	93	643,943	630,826	13,117

[1]	Total Lodging Products excludes the 2,095 and 1,984 corporate housing rental units as of March 23, 2012 and March 25, 2011, respectively.
[2]	Reported 2012 Timeshare properties and rooms/suites are not comparable to 2011 data due to a change in reporting methodology as a result of the Timeshare spin-off.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]
	Two Months Ended February 29, 2012 and February 28, 2011
	REVPAR		Occupancy			Average Daily Rate
Region	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Caribbean & Latin America	$157.17	9.4%	75.9%	1.9%	pts.	$207.03	6.6%
Europe	$98.07	2.9%	60.8%	0.2%	pts.	$161.31	2.5%
Middle East & Africa	$83.76	-6.1%	57.5%	1.3%	pts.	$145.75	-8.2%
Asia Pacific	$89.27	16.1%	67.8%	6.6%	pts.	$131.58	4.7%

Regional Composite[2]	$101.32	7.4%	65.0%	2.9%	pts.	$155.80	2.6%

International Luxury[3]	$210.51	2.2%	59.9%	-2.0%	pts.	$351.58	5.6%

Total International[4]	$114.28	6.2%	64.4%	2.3%	pts.	$177.39	2.4%

Worldwide[5]	$106.39	6.2%	67.1%	2.0%	pts.	$158.61	3.1%

Comparable Systemwide International Properties[1]
	Two Months Ended February 29, 2012 and February 28, 2011
	REVPAR		Occupancy			Average Daily Rate
Region	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Caribbean & Latin America	$128.99	7.6%	69.0%	1.1%	pts.	$186.90	6.0%
Europe	$92.41	3.5%	59.1%	0.3%	pts.	$156.40	2.8%
Middle East & Africa	$81.37	-5.7%	57.7%	1.4%	pts.	$140.96	-7.9%
Asia Pacific	$93.72	14.0%	67.3%	5.9%	pts.	$139.16	4.0%

Regional Composite[2]	$98.47	6.8%	63.4%	2.3%	pts.	$155.37	2.9%

International Luxury[3]	$210.51	2.2%	59.9%	-2.0%	pts.	$351.58	5.6%

Total International[4]	$109.01	5.9%	63.0%	1.9%	pts.	$172.92	2.7%

Worldwide[5]	$88.49	6.8%	66.1%	2.0%	pts.	$133.78	3.5%

[1]

We report financial results on a period basis and international statistics on a monthly basis. Statistics are in constant dollars for January through February. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.

[2]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels and Courtyard brands.
[3]	International Luxury includes The Ritz-Carlton properties outside of the United States and Canada and Bulgari Hotels & Resorts.
[4]	Includes Regional Composite and International Luxury.
[5]

Includes international statistics for the two calendar months ended February 29, 2012 and February 28, 2011, and the United States statistics for the twelve weeks ended March 23, 2012 and March 25, 2011. Includes the Marriott Hotels & Resorts, Renaissance Hotels, Autograph Collection, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Twelve Weeks Ended March 23, 2012 and March 25, 2011
	REVPAR		Occupancy			Average Daily Rate
Brand	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Marriott Hotels & Resorts	$117.58	6.7%	69.5%	2.7%	pts.	$169.26	2.5%
Renaissance Hotels	$120.39	7.9%	72.1%	3.4%	pts.	$167.06	2.8%
Composite North American Full-Service[2]	$118.00	6.9%	69.9%	2.8%	pts.	$168.92	2.6%
The Ritz-Carlton[3]	$229.73	7.1%	68.4%	0.8%	pts.	$336.03	5.8%
Composite North American Full-Service & Luxury[4]	$126.39	7.0%	69.7%	2.7%	pts.	$181.22	2.9%
Residence Inn	$84.67	1.9%	70.3%	-0.3%	pts.	$120.39	2.4%
Courtyard	$73.05	5.4%	63.5%	1.1%	pts.	$115.11	3.6%
TownePlace Suites	$52.05	12.5%	65.7%	3.1%	pts.	$79.27	7.2%
SpringHill Suites	$66.54	2.9%	62.5%	0.8%	pts.	$106.52	1.7%
Composite North American Limited-Service[5]	$74.71	4.5%	65.4%	0.8%	pts.	$114.18	3.2%
Composite - All[6]	$104.00	6.2%	67.9%	1.9%	pts.	$153.23	3.3%

Comparable Systemwide North American Properties[1]
	Twelve Weeks Ended March 23, 2012 and March 25, 2011
	REVPAR		Occupancy			Average Daily Rate
Brand	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Marriott Hotels & Resorts	$105.10	7.1%	66.9%	2.3%	pts.	$157.12	3.4%
Renaissance Hotels	$103.69	6.4%	68.7%	2.0%	pts.	$151.00	3.2%
Autograph Collection Hotels[3]	$117.72	9.2%	70.6%	6.3%	pts.	$166.86	-0.6%
Composite North American Full-Service[2]	$104.96	7.0%	67.2%	2.3%	pts.	$156.19	3.3%
The Ritz-Carlton[3]	$229.73	7.1%	68.4%	0.8%	pts.	$336.03	5.8%
Composite North American Full-Service & Luxury[4]	$110.38	7.1%	67.2%	2.3%	pts.	$164.13	3.5%
Residence Inn	$84.95	4.3%	72.5%	0.7%	pts.	$117.13	3.3%
Courtyard	$74.84	6.8%	64.5%	1.8%	pts.	$116.04	3.8%
Fairfield Inn & Suites	$55.71	10.0%	61.3%	3.0%	pts.	$90.94	4.6%
TownePlace Suites	$59.45	8.7%	68.1%	2.3%	pts.	$87.30	4.9%
SpringHill Suites	$67.08	7.4%	65.8%	2.7%	pts.	$101.91	2.9%
Composite North American Limited-Service[5]	$71.66	6.7%	66.2%	1.9%	pts.	$108.26	3.6%
Composite - All[6]	$85.61	6.9%	66.6%	2.0%	pts.	$128.59	3.6%

[1]	Statistics include only properties located in the United States.
[2]	Includes the Marriott Hotels & Resorts, Renaissance Hotels, and Autograph Collection brands.
[3]	Statistics for Autograph Collection and The Ritz-Carlton are for January through February.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels, Autograph Collection and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels, Autograph Collections, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

($ in millions)

Fiscal Year 2012
First Quarter
Net Income	$104
Interest expense	33
Tax provision	43
Depreciation and amortization	29
Less: Depreciation reimbursed by third-party owners	(4)
Interest expense from unconsolidated joint ventures	4
Depreciation and amortization from unconsolidated joint ventures	6

EBITDA **	$215

Increase over 2011 Adjusted EBITDA	9%

	Fiscal Year 2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income (loss)	$101	$135	$(179)	$141	$198
Interest expense	41	37	39	47	164
Tax provision (benefit)	51	66	(20)	61	158
Depreciation and amortization	35	41	40	52	168
Less: Depreciation reimbursed by third-party owners	(4)	(3)	(4)	(4)	(15)
Interest expense from unconsolidated joint ventures	4	4	5	5	18
Depreciation and amortization from unconsolidated joint ventures	6	7	7	10	30

EBITDA **	234	287	(112)	312	721

Timeshare Spin-off Adjustments
Net Income	(13)	(9)	264	18	260
Interest expense	(9)	(8)	(7)	(5)	(29)
Tax provision (benefit)	(8)	(5)	57	(4)	40
Depreciation and amortization	(7)	(9)	(7)	(5)	(28)

Total Timeshare Spin-off Adjustments	(37)	(31)	307	4	243

Other charges	—	—	28	—	28

Total other charges	—	—	28	—	28

Adjusted EBITDA **	$197	$256	$223	$316	$992

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

FORECASTED 2012

($ in millions)

	Range
	Estimated EBITDA Full Year 2012		As Adjusted 52 Weeks Ended December 30, 2011 **
Net Income	$534	$571	$475
Interest expense	135	135	135
Tax provision	256	274	209
Depreciation and amortization	145	145	140
Less: Depreciation reimbursed by third-party owners	(15)	(15)	(15)
Interest expense from unconsolidated joint ventures	20	20	18
Depreciation and amortization from unconsolidated joint ventures	30	30	30

EBITDA **	$1,105	$1,160	$992

Increase over 2011 Adjusted EBITDA	11%	17%

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED PRETAX AND EBITDA MARGIN EXCLUDING ADJUSTED REIMBURSED COSTS

FIRST QUARTER 2012 AND 2011

($ in millions)

ADJUSTED PRETAX MARGIN	First Quarter 2012	First Quarter 2011
Income before income taxes as reported	$147	$152
Timeshare spin-off adjustments	—	(21)

Income before income taxes, as adjusted **	$147	$131

Total revenues as reported	$2,552	$2,778
Timeshare spin-off adjustments	—	(338)

Total revenues, as adjusted **	2,552	2,440
Less: adjusted cost reimbursements **	(2,035)	(1,937)

Total revenues as adjusted and excluding cost reimbursements **	$517	$503

Adjusted pretax margin, excluding cost reimbursements **	28.4%	26.0%

EBITDA **	$215

EBITDA Margin **	42%

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED 2011 EPS INCLUDING TIMESHARE SPIN-OFF ADJUSTMENTS,

OTHER CHARGES AND CERTAIN TAX ITEMS

($ in millions except per share amounts)

	Range
	Estimated Full Year 2012		Full Year 2011
Net income, as reported			$198
Timeshare spin-off adjustments, net of tax			260
Other charges, net of tax			17

Net income, as adjusted **			$475

DILUTED EPS AS ADJUSTED **			$1.31

DILUTED EPS GUIDANCE	$1.58	$1.69

INCREASE OVER 2011 ADJUSTED DILUTED EPS **	21%	29%

Diluted Shares			362.3

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED FEE REVENUE AND ADJUSTED GENERAL, ADMINISTRATIVE AND OTHER EXPENSES

($ in millions)

	Range
	Estimated Full Year 2012		Full Year 2011
Total fee revenue, as reported			$1,303
Timeshare spin-off adjustments			4

Total fee revenue, as adjusted **			$1,307

Total Fee Revenue	$1,425	$1,465

INCREASE OVER 2011 ADJUSTED TOTAL FEE REVENUE **	9%	12%

	Range
	Estimated Full Year 2012		Full Year 2011
Total general, administrative and other expenses, as reported			$752
Timeshare spin-off adjustments			(99)
Other charges			(10)

Total general, administrative and other expenses, as adjusted **			$643

Total General, Administrative and Other Expenses	$660	$670

INCREASE OVER 2011 ADJUSTED TOTAL GENERAL, ADMINISTRATIVE AND OTHER EXPENSES **	3%	4%

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Measures that Reflect the Timeshare Spin-off as if it had Occurred on the First Day of 2011. (“Timeshare Spin-off Adjustments”). On November 21, 2011 we completed a spin-off of our timeshare operations and timeshare development business through a special tax-free dividend to our shareholders of all of the issued and outstanding common stock of our wholly owned subsidiary Marriott Vacations Worldwide Corporation (“MVW”).

Because of Marriott’s significant continuing involvement in MVW future operations (by virtue of the license and other agreements between Marriott and MVW), we continue to include our former Timeshare segment’s historical financial results for periods before the spin-off date in our historical financial results as a component of continuing operations. Under the license agreements we receive license fees consisting of a fixed annual fee of $50 million (subject to a periodic inflation adjustment), plus two percent of the gross sales price paid to MVW for initial developer sales of interests in vacation ownership units and residential real estate units and one percent of the gross sales price paid to MVW for resales of interests in vacation ownership units and residential real estate units, in each case that are identified with or use the Marriott or Ritz-Carlton marks.

In order to perform year-over-year comparisons on a comparable basis, management evaluates non-GAAP measures that, for periods prior to the spin-off date, assume the spin-off had occurred on the first day of 2011. The Timeshare Spin-off Adjustments remove the results of our former Timeshare segment, assume payment by MVW of estimated license fees ($14 million, $15 million, $15 million, and $16 million for the 2011 first quarter through 2011 fourth quarter, respectively) and remove the unallocated spin-off transaction costs ($1 million, $4 million, $8 million, and $21 million for the 2011 first quarter through 2011 fourth quarter, respectively). We have also included certain corporate items not previously allocated to our former Timeshare segment in the Timeshare Spin-off Adjustments.

We provide adjusted measures that reflect Timeshare Spin-off Adjustments for illustrative and informational purposes only. These adjusted measures are not necessarily indicative of, and do not purport to represent, what our operating results would have been had the spin-off actually occurred on the first day of 2011. This information also does not reflect certain financial and operating benefits we expect to realize as a result of the spin-off.

Adjusted Measures That Exclude Other Charges. Management evaluates non-GAAP measures that exclude certain 2011 charges because those non-GAAP measures allow for period-over-period comparisons of our on-going core operations before the impact of material charges. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with results from other lodging companies.

2011 Other Charges. We recorded charges of $28 million in the 2011 third quarter, which included an $18 million other-than-temporary impairment of an investment in marketable securities (not allocated to any of our segments) recorded in the “(Losses) gains and other income” caption of our Income Statement and a $10 million charge related to the impairment of deferred contract acquisition costs and an accounts receivable reserve, both of which were associated with a Luxury segment property whose owner filed for bankruptcy and recorded in the “General, administrative, and other” caption of our Income Statement.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES (cont.)

Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) is a financial measure that is not prescribed or authorized by United States generally accepted accounting principles (“GAAP”), reflects earnings excluding the impact of interest expense, provision for income taxes, and depreciation and amortization. We consider EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

We also evaluate Adjusted EBITDA, another non-GAAP financial measure, as an indicator of operating performance. Our Adjusted EBITDA reflects the following items, each of which we describe more fully above: (1) Timeshare Spin-off Adjustments; and (2) an adjustment for $28 million of other charges for 2011. We use Adjusted EBITDA to make period-over-period comparisons of our ongoing core operations before material charges and to facilitate comparing results from our ongoing operations before material charges with those of other lodging companies.

EBITDA and Adjusted EBITDA have limitations and should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Both of these non-GAAP measures exclude certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do or may not calculate them at all, limiting EBITDA’s and Adjusted EBITDA’s usefulness as comparative measures.

Adjusted Pretax Margin and EBITDA Margin Excluding Adjusted Cost Reimbursements. Cost reimbursements revenue represents reimbursements of costs incurred on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer, but also includes reimbursements for other costs, such as those associated with our Marriott Rewards and Ritz-Carlton Rewards programs. As we record cost reimbursements based upon costs incurred with no added markup, this revenue and related expense has no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero. We consider total revenues as adjusted for Timeshare Spin-off Adjustments and income before income taxes as adjusted for Timeshare Spin-off Adjustments to be meaningful metrics for the reasons noted above. In calculating adjusted pretax margin and EBITDA margin we consider total revenues as adjusted to further exclude cost reimbursements and therefore, adjusted pretax margin and EBITDA margin excluding cost reimbursements to be meaningful metrics as they represent that portion of revenue, pretax margin, and EBITDA margin that impacts operating income and net income.